EXHIBIT 4.2

Certificate Number: 01	Number of Series C Preferred Shares: 9,200

CUSIP NO.: 29267H307

ENDURANCE SPECIALTY HOLDINGS LTD.

6.350% Non-Cumulative Preferred Shares, Series C

(par value $1.00 per share)

(liquidation preference $25,000 per share)

Endurance Specialty Holdings Ltd., a Bermuda exempted company (the “Company”), hereby certifies that Computershare Inc., a Delaware corporation, and its wholly owned subsidiary Computershare Trust Company, N.A., a federally chartered national association, (as Registrar and Transfer Agent and, jointly, the “Holder”) are the joint registered owners of 9,200 fully paid and non-assessable shares of the Company’s designated 6.350% Non-Cumulative Preferred Shares, Series C, with a par value of $1.00 per share and a liquidation preference of $25,000 per share (the “Series C Preferred Shares”). The Series C Preferred Shares are transferable on the books and records of the Registrar, in person or by a duly authorized attorney, upon surrender of this certificate duly endorsed and in proper form for transfer. The designations, rights, privileges, restrictions, preferences and other terms and provisions of the Series C Preferred Shares represented hereby are and shall in all respects be subject to the provisions of the Certificate of Designations dated November 24, 2015 (as the same may be amended from time to time, the “Certificate of Designations”). Capitalized terms used herein but not defined shall have the meaning given them in the Certificate of Designations. The Company will provide a copy of the Certificate of Designations to a Holder without charge upon written request to the Company at its principal place of business.

Reference is hereby made to select provisions of the Series C Preferred Shares set forth on the reverse hereof, and to the Certificate of Designations, which select provisions and the Certificate of Designations shall for all purposes have the same effect as if set forth at this place.

Upon receipt of this certificate, the Holder is bound by the Certificate of Designations and is entitled to the benefits thereunder.

Unless the Registrar has properly countersigned, these shares of Series C Preferred Shares shall not be entitled to any benefit under the Certificate of Designations or be valid or obligatory for any purpose.

[Signature page follows]

IN WITNESS WHEREOF, this certificate has been executed on behalf of the Company by its Chief Financial Officer and by its General Counsel and Secretary this 24th day of November, 2015.

ENDURANCE SPECIALTY HOLDINGS LTD.

By:
Name: Michael J. McGuire
Title: Chief Financial Officer

By:
Name: John V. Del Col
Title: General Counsel and Secretary

6.350% Non-Cumulative Preferred Shares, Series C Certificate

REGISTRAR’S COUNTERSIGNATURE

These are the Series C Preferred Shares referred to in the within-mentioned Certificate of Designations.

Dated:

COMPUTERSHARE TRUST COMPANY, N.A., as Registrar

By:
Name: Deborah Bass
Title: Relationship Manager

6.350% Non-Cumulative Preferred Shares, Series C Certificate

REVERSE OF CERTIFICATE

Dividends on each Series C Preferred Share shall be payable at the rate provided in the Certificate of Designations.

The Series C Preferred Shares shall be redeemable at the option of the Company in the manner and in accordance with the terms set forth in the Certificate of Designations.

The Company shall furnish without charge to each Holder who so requests the powers, designations, preferences and relative, participating, optional or other special rights of each class or series of share capital issued by the Company and the qualifications, limitations or restrictions of such preferences and/or rights.

ASSIGNMENT

FOR VALUE RECEIVED, the undersigned assigns and transfers the Series C Preferred Shares evidenced hereby to:

(Insert assignee’s social security or taxpayer identification number, if any)

(Insert address and zip code of assignee) and irrevocably appoints:

as agent to transfer the Series C Preferred Shares evidenced hereby on the books of the transfer agent for the Series C Preferred Shares. The agent may substitute another to act for him or her.

Date:

Signature:

(Sign exactly as your name appears on the other side of this Certificate)

Signature Guarantee:

(Signature must be guaranteed by an “eligible guarantor institution” that is a bank, stockbroker, savings and loan association or credit union meeting the requirements of the Transfer Agent, which requirements include membership or participation in the Securities Transfer Agents Medallion Program (“STAMP”) or such other “signature guarantee program” as may be determined by the Transfer Agent in addition to, or in substitution for, STAMP, all in accordance with the Securities Exchange Act of 1934, as amended.)